Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Preliminary Financial Results for Third Quarter 2020

CANTON, Mass. (October 14, 2020) – Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported preliminary financial results for the three months ended September 30, 2020.

Third Quarter 2020 Preliminary Financial Results Summary:

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Net revenue of between $99.0 million and $100.0 million for the three months ended September 30, 2020, up 54% to 56% compared to net revenue of $64.3 million for the three months ended September 30, 2019. Net revenue is based upon:

•	Net revenue from Advanced Wound Care products of between $88.5 million and $89.3 million, up 63% to 64% year-over-year.

•	Net revenue from Surgical & Sports Medicine products of between $10.5 million and $10.7 million, up 5% to 7% year-over-year.

•	Net revenue from the sale of PuraPly products of between $39.0 million and $40.0 million for the three months ended September 30, 2020, up 23% to 26% year-over-year.

•	The Company expects to report positive GAAP net income and positive Adjusted EBITDA for the three months ended September 30, 2020.

Updated Fiscal Year 2020 Financial Guidance:

For the twelve months ending December 31, 2020, the Company now expects:

•

Net revenue of between $311 million and $314 million, representing growth of approximately 19% to 20% year-over-year, as compared to net revenue of $261 million for the twelve months ended December 31, 2019.

•	The 2020 net revenue guidance range assumes:

•

Net revenue from Advanced Wound Care products of between $273 million and $275 million, representing growth of approximately 24% to 25% year-over-year as compared to net revenue of $221 million for the twelve months ended December 31, 2019.

•

Net revenue from Surgical & Sports Medicine products of between $38 million and $39 million, representing a decrease of approximately 3% to 6% year-over-year as compared to net revenue of $40 million for the twelve months ended December 31, 2019.

•

Net revenue from the sale of PuraPly products of between $119 million and $121 million, representing a decrease of approximately 5% to 6% year-over-year, as compared to net revenue of $127 million for the twelve months ended December 31, 2019.

•	The Company expects to report positive GAAP net income and positive Adjusted EBITDA for the three months ended December 31, 2020.

•	The Company expects to report positive GAAP net income and positive Adjusted EBITDA for the full fiscal year 2020 period.

Acquisition of CPN Biosciences:

On September 17, 2020, Organogenesis Holdings Inc. acquired CPN Biosciences.

“This strategic acquisition significantly enhances our ability to drive growth in the office channel,” said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis. “CPN’s physician office management solution and complementary first-in-line advanced wound care products further broaden Organogenesis’ physician offering and accelerates our office strategy.”

The acquisition of CPN Biosciences did not materially impact revenue for the three months ended September 30, 2020.

Third Quarter 2020 Earnings Conference Call:

Financial results for the third fiscal quarter of 2020 will be reported after the market closes on Monday, November 9, 2020. Management will host a conference call at 5:00 p.m. Eastern Time on November 9 to discuss the results of the quarter and provide a corporate update with a question and answer session. Those who would like to participate may dial 866-795-3142 (409-937-8908 for international callers) and provide access code 9668716. A live webcast of the call will also be provided on the investor relations section of the Company’s website at investors.organogenesis.com.

For those unable to participate, a replay of the call will be available for two weeks at 855-859-2056 (404-537-3406 for international callers); access code 9668716. The webcast will be archived at investors.organogenesis.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue for fiscal 2020 and the breakdown of such revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories as well as the estimated revenue contribution of its PuraPly products. Forward-looking statements with respect to the operations of the Company, strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the Company has incurred significant losses since inception and anticipates that it will incur substantial losses for the foreseeable future; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the impact of any changes to the reimbursement levels for the Company’s products and the impact to the Company of the loss of preferred “pass through” status for PuraPly AM and PuraPly on October 1, 2020; (7) the Company’s ability to maintain compliance with applicable Nasdaq listing standards; (8) changes in applicable laws or regulations; (9) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (10) the Company’s ability to complete the relaunch of Affinity and to maintain production in sufficient quantities to meet demand; (11) the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; and (12) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2019 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs. For more information, visit www.organogenesis.com.

Investor Inquiries:

Westwicke Partners

Mike Piccinino, CFA

OrganoIR@westwicke.com

443-213-0500

Press and Media Inquiries:

Organogenesis

Marcus Girolamo

MGirolamo@organo.com

817-688-4767